UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2012

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-144337	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 3, 2012, United Surgical Partners International, Inc. (the “Company”) issued a press release announcing (i) that USPI Finance Corp. (“USPI Finance”), an affiliate of the Company, successfully completed the private placement of $440.0 million in aggregate principal amount of 9.000% senior unsecured notes due 2020 (the “New Notes”), (ii) the acceptance for purchase, and payment for, all validly tendered (and not validly withdrawn) 8 7/8% senior subordinated notes due 2017 and 9 1/4%/10% senior subordinated toggle notes due 2017 (collectively, the “Existing Notes”) pursuant to the previously disclosed tender offer and consent solicitation, (iii) the deposit of sufficient funds in trust under the indenture governing the Existing Notes, dated as of April 19, 2007 (the “Indenture”) as supplemented by the supplemental indenture (the “Supplemental Indenture”), dated as of March 28, 2012, and the acknowledgment of the trustee of the satisfaction and discharge of the Indenture and (iv) the spin-out of the Company’s U.K businesses. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-k.

In accordance with General Instruction B.2. of Form 8-K, the information furnished in this report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on April 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	/s/ Mark A. Kopser
Mark A. Kopser
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: April 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on April 3, 2012.